As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-180355

Registration No. 333-160301

Registration No. 333-149933

Registration No. 333-147151

Registration No. 333-144129

Registration No. 333-46834

Registration No. 033-63429

Registration No. 33-87638

Registration No. 33-88984

Registration No. 33-88982

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-180355

FORM S-8 REGISTRATION STATEMENT NO. 333-160301

FORM S-8 REGISTRATION STATEMENT NO. 333-149933

FORM S-8 REGISTRATION STATEMENT NO. 333-147151

FORM S-8 REGISTRATION STATEMENT NO. 333-144129

FORM S-8 REGISTRATION STATEMENT NO. 333-46834

FORM S-8 REGISTRATION STATEMENT NO. 33-87638

FORM S-8 REGISTRATION STATEMENT NO. 33-88984

FORM S-8 REGISTRATION STATEMENT NO. 33-88982

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8 REGISTRATION STATEMENT NO. 033-63429

Under

The Securities Act of 1933

APOLLO EDUCATION GROUP, INC.

(Exact name of Registrant as specified in its charter)

Arizona	86-0419443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4025 S. Riverpoint Parkway

Phoenix, Arizona 85040

(480) 966-5394

(Address, including zip code and telephone number, of principal executive offices)

APOLLO GROUP, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

APTIMUS, INC. 2001 STOCK PLAN (AS ASSUMED BY APOLLO GROUP, INC.)

APTIMUS 1997 STOCK OPTION PLAN, AS AMENDED (AS ASSUMED BY APOLLO GROUP, INC.)

APOLLO GROUP, INC. 2000 STOCK INCENTIVE PLAN

APOLLO GROUP, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN

APOLLO GROUP, INC. DIRECTOR STOCK PLAN

APOLLO GROUP, INC. AMENDED AND RESTATED DIRECTOR STOCK PLAN

APOLLO GROUP, INC. LONG TERM INCENTIVE PLAN

(Full title of the plan)

Sean B.W. Martin

Senior Vice President, General Counsel and Secretary

Apollo Group, Inc.

4025 S. Riverpoint Parkway

Phoenix, Arizona 85040

(Name and address of agent for service)

(480) 966-5394

(Telephone number, including area code, of agent for service)

Copy to:

Gregory A. Ezring

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3458

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (each, a “Post-Effective Amendment”) relate to the following Registration Statements of Apollo Education Group, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements” and each a “Registration Statement”):

•	Registration Statement on Form S-8, Registration No. 333-180355, filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2012, which registered 3,500,000 shares of Class A common stock, no par value (“Common Stock”), issuable under the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8, Registration No. 333-160301, filed with the Commission on June 29, 2009, which registered 975,481 shares of Common Stock issuable under the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8, Registration No. 333-149933, filed with the Commission on March 27, 2008, which registered 5,000,000 shares of Common Stock issuable under the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8, Registration No. 333-147151, filed with the Commission on November 5, 2007 which registered: (i) 50,201 shares of Common Stock issuable under the Aptimus, Inc. 2001 Stock Plan (as assumed by Apollo Education Group, Inc.) and (ii) 57,110 shares of Common Stock issuable under the Aptimus Inc. 1997 Stock Option Plan, as Amended (as assumed by Apollo Group, Inc.);

•	Registration Statement on Form S-8, Registration No. 333-144129, filed with the Commission on June 28, 2007, which registered 5,000,000 shares of Common Stock, issuable under the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8, Registration No. 333-46834, filed with Commission on September 28, 2000, which registered: (i) 5,000,000 shares of Common Stock, issuable under the Apollo Group, Inc. 2000 Stock Incentive Plan; (ii) 250,000 shares of Common Stock, issuable under the Apollo Group, Inc. Amended and Restated Director Stock Plan; (iii) 9,000,000 shares of University of Phoenix Online common stock, no par value (“Phoenix Common Stock”), issuable under the Apollo Group, Inc. 2000 Stock Incentive Plan; (iv) 2,000,000 shares of Phoenix Common Stock, issuable under the Apollo Group, Inc. 1994 Employee Stock Purchase Plan; and (v) 100,000 shares of Phoenix Common Stock, issuable under the Apollo Group, Inc. Amended and Restated Director Stock Plan;

•	Registration Statement on Form S-8, Registration No. 033-63429, filed with the Commission on October 16, 1995, which registered 1,000,000 shares of Common Stock, issuable under the Apollo Group, Inc. Long Term Incentive Plan, as amended on June 29, 2009 to reduce the number of registered shares by 975,481 shares, which were then re-allocated to the Amended and Restated 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8, Registration No. 33-87638, filed with Commission on December 20, 1994, which registered 500,000 shares of Common Stock under the Apollo Group, Inc. 1994 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8, Registration No. 33-88984, filed with Commission on January 31, 1995, which registered 600,000 shares of Common Stock, issuable under the Apollo Group, Inc. Long Term Incentive Plan; and

•	Registration Statement on Form S-8, Registration No. 33-88982, filed with Commission on January 31, 1995, which registered 100,000 shares of Common Stock, issuable under the Apollo Group, Inc. Director Stock Plan.

On February 1, 2017, the Company completed the merger contemplated by the Agreement and Plan of Merger, dated as of February 7, 2016 (as amended or supplemented, the “Merger Agreement”), by and among the Company, AP VIII Queso Holdings, L.P., a Delaware limited partnership (“Parent”), and Socrates Merger Sub, Inc., an Arizona corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with the undertaking of the Company contained in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered but unsold under the Registration Statements as of the date hereof, if any.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Apollo Education Group, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing these Post-Effective Amendments No. 1 or No. 2, as the case may be, to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Phoenix, Arizona, on this 2nd day of February, 2017.

APOLLO EDUCATION GROUP, INC.

By:	/s/ Gregory J. Iverson
Name:	Gregory J. Iverson
Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments No. 1 or No. 2, as the case may be, to the Registration Statements.